Exhibit (i)

February 27, 2004

Scudder MG Investments Trust
One South Street
Baltimore, Maryland 21202


Ladies and Gentlemen:

You have requested us, as counsel to Scudder International Select Equity Fund, Scudder Short-Term Municipal Bond Fund, Scudder Municipal Bond Fund, Scudder European Equity Fund and Scudder Emerging Markets Debt Fund (each, a Fund and together, the "Funds"), each a series of Scudder MG Investments Trust, a business trust organized under the laws of the State of Delaware (the "Trust"), to furnish you with this opinion in connection with the Trust's filing of Post-Effective Amendment No. 60 (the "Amendment") to its Registration Statement on Form N-1A (Securities Act File No. 033-68704 and Investment Company Act File No. 811-8006) (the "Registration Statement").

We have examined copies of the Agreement and Declaration of Trust and By-Laws of the Trust, each as amended, the Funds' prospectuses and statements of additional information (the "Statements of Additional Information") included in the Registration Statement, and certain resolutions adopted by the Trust's Board of Trustees (the "Board"), or certificates of officers of the Trust with respect to such resolutions, with respect to the following classes of shares of beneficial interest of the Funds: Scudder International Select Equity Fund - Classes A, B, C, R, Institutional, Investment and Premier; Scudder Short-Term Municipal Bond Fund - Classes A, B, C, Institutional and Investment; Scudder Municipal Bond Fund -Institutional and Investment Classes; Scudder European Equity Fund - Classes A, B, C, Institutional and Investment; and Scudder Emerging Markets Debt Fund - Institutional Class (together, the "Shares"), consents of the Board and other records, documents and papers that we have deemed necessary for the purpose of this opinion. We have also examined such other statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.

In our examination of material, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies

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Scudder MG Investments Trust
February 27, 2004
Page 2

submitted to us. As to various questions of fact material to our opinion, we have relied upon statements and certificates of officers and representatives of the Fund and others.

Based upon the foregoing, we are of the opinion that each Fund's Shares, when and if duly sold, issued and paid for in accordance with the laws of applicable jurisdictions and the terms of the Agreement and Declaration of Trust, the By-Laws and the Amendment, will be validly issued, fully paid and non-assessable assuming (i) that at the time of sale such Shares are sold at a sales price in each case in excess of the par value of the Shares; (ii) that the issuance of the Shares does not cause the number of outstanding Shares to exceed that number of authorized shares provided for in the Declaration of Trust of the Trust, as amended to the date of issuance; and (iii) that the resolutions of the Board authorizing the issuance of the Shares that are in effect on the date hereof have not been modified or withdrawn and are in full force and effect on the date of issuance; and (iv) that the resolutions of the Board authorizing the issuance of the Institutional and Investment Classes of each Fund duly authorized the issuance of such Classes.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the reference to us in the Statements of Additional Information and to the filing of this opinion as an exhibit to any application made by or on behalf of the Trust or the Funds or any distributor or dealer in connection with the registration or qualification of the Trust or the Funds or the Shares under the securities laws of any state or other jurisdiction.

We are members of the Bar of the State of New York only and do not opine as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States, and the opinions set forth above are, accordingly, limited to the laws of those jurisdictions. As to matters governed by the State of Delaware, we have relied upon the opinion of Richards, Layton & Finger (which is attached hereto).

Very truly yours,


/s/Willkie Farr & Gallagher LLP


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                                                                     Exhibit (i)

                                February 27, 2004




Scudder MG Investments Trust
One South Street
Baltimore, Maryland 21202

                  Re:      Scudder MG Investments Trust
                           ----------------------------
Ladies and Gentlemen:

         We have acted as special Delaware counsel to Scudder MG Investments Trust, a Delaware statutory trust (the "Trust") in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

         For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

(a) The Certificate of Trust of the Trust, as filed with the office of the Secretary of State of the State of Delaware (the "Secretary of State") on September 13, 1993, as amended on May 13, 2003;

(b) The Agreement and Declaration of Trust of the Trust, dated as of September 13, 1993 among James E. Minnick, Patrick W. Disney and Michael Bullock, as trustees, as amended as of August 17, 2000, and as further amended as of May 16, 2003 (as amended, the "Trust Agreement");

(c)      The By-laws of the Trust as amended to the date hereof;

(d) Copies of the resolutions adopted by the trustees of the Trust on March 14, 1997;

(e) Copies of the Series, Fund and Class Designations (the "A, B, C and R Resolutions") of the following classes of shares: Scudder International Select Equity Fund - Classes A, B, C, R and Premier; Scudder Short-Term Municipal Bond Fund - Classes A, B and C; and Scudder European Equity Fund - Classes A, B and C (together, the "A, B, C and Premier Shares") of the Trust, duly authorized by the Board of Trustees of

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Scudder MG Investments Trust
February 27, 2004
Page 2

         the Trust, which A, B, C and Premier Shares have been and will be issued by the Trust as more particularly described in the Prospectuses (as defined below);

(f) An Officer's Certificate of the Trust ("Officer's Certificate") as to certain organizational and fund and class designation matters of the Trust, including the designation of the following classes: Scudder International Select Equity Fund - Institutional and Investment Classes; Scudder Short-Term Municipal Bond Fund -Institutional and Investment Classes; Scudder Municipal Bond Fund -Institutional and Investment Classes; Scudder European Equity Fund - Institutional and Investment Classes; and Scudder Emerging Markets Debt Fund - Institutional Class (together, the "Institutional and Investment Shares" and, together with the Class A, B, C and R Shares, the "Shares");

(g) The Registration Statement (the "Registration Statement") on Form N-1A, including the prospectuses with respect to the Shares (collectively, the "Prospectuses"), relating to the Shares as filed by the Trust with the Securities and Exchange Commission on or about February 27, 2004; and

(h) A Certificate of Good Standing for the Trust, dated February 27, 2004, obtained from the Secretary of State.

         Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

         For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (g) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs
(a) through (g) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

         With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

         For purposes of this opinion, we have assumed (i) that the Trust Agreement will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, and that the Trust Agreement, the By-laws and the Certificate of Trust are and will be in full force and effect and have not been, will not be, amended, (ii) except to the extent provided in paragraph 1 below, the due organization or due formation, as the case may be, and valid existence in good

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Scudder MG Investments Trust
February 27, 2004
Page 3

standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents,
(v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the payment by each person to whom a Share is to be issued by the Trust (collectively, the "Shareholders") for such Share, in accordance with the Trust Agreement and the Registration Statement, (vii) that the Shares are issued and sold to the Shareholders in accordance with the Trust Agreement, the Registration Statement and the Prospectuses and (viii) the accuracy and completeness of all matters contained in the Officer's Certificate, upon which we have relied in order to render this opinion. We note, that as described in the Officer's Certificate, we have not examined copies of resolutions of the board of trustees of the Trust for the due creation and designation of the Institutional and Investment classes of Shares, and have relied instead solely upon the Officer's Certificate in this regard. We have not participated in the preparation of the Registration Statement or the Prospectus and assume no responsibility for their contents.

         This opinion is limited to the laws of the State of Delaware (excluding the tax, securities and insurance laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

         Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

         1. The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. ss. 3801, et. seq.

         2. The Shares of the Trust have been duly authorized and, when issued, will be validly issued, fully paid and non-assessable beneficial interests in the Trust.

         We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. We also consent to the reliance by Willkie Farr & Gallagher LLP as to matters of Delaware law upon this opinion in connection with opinions to be rendered by them on the date hereof.

                                    Very truly yours,



                                    /s/Richards, Layton & Finger